December 24, 2003

SECURITIES & EXCHANGE COMMISSION
450 Fifth Street, NW
Washington, DC 20549

Attn.: Document Control


RE:	Depositary Shares evidenced by
the American Depositary
Receipts for Ordinary Shares,
nominal value of 10p each of
Xenova Group plc (File No.
333-13262)



Ladies and Gentlemen:

Pursuant to Rule 424(b)(3) under the Securities
Act of 1933, as amended, on behalf of The Bank of New York, as Depositary for securities against which American Depositary Receipts are to be issued, we attach a copy of the new prospectus ("Prospectus") reflecting the change in the par value for Xenova Group plc.

As required by Rule 424(e), the upper right hand corner of the cover page has a reference to Rule
424(b)(3) and to the file number of the
registration statement to which the prospectus relates.

Pursuant to Section III B of the General
Instructions to the Form F-6 Registration
Statement, the Prospectus consists of the ADR certificate with revised par value for Xenova
Group plc.

The Prospectus has been revised to reflect the new par value of 1 pence:

"Effective December 23, 2003, the par value will change to 1 pence from 10 pence."

Please contact me with any questions or
comments on 212 815-2208.


______________________
    Kelly R. Gaston
    Assistant Treasurer


Encl.

cc:    Paul Dudek, Esq.
         (Office of International Corporate Finance)